Clarus Completes Acquisitions of Black Diamond Equipment and Gregory Mountain Products

— Applied to List Shares on NASDAQ Global Market under Ticker “BDE” —

— Company to File Form 8-K with Business Combination Details —

— Company Announces Annual Meeting of Stockholders and Analyst/Investor Day —

Salt Lake City, UT, (June 1, 2010) — Clarus Corporation (OTC: CLRS.PK) (the “Company”), now a leading developer, manufacturer and distributor of outdoor equipment and lifestyle products, today announced that it successfully completed the acquisitions of both Black Diamond Equipment, Ltd. (“Black Diamond”) and Gregory Mountain Products, Inc. (“Gregory”). The intent to complete these transactions and details about the Company’s strategy were described in a press release and conference call on May 10, 2010.  The Company also announced today that it has applied to list its shares of common stock on the NASDAQ Global Market (“NASDAQ”) under the ticker symbol “BDE.”  The Company noted that, following its anticipated transition to the NASDAQ, its shares would no longer be traded on the OTC Pink Sheets Electronic Quotation Service under the symbol "CLRS.PK.”

Warren B. Kanders, the Executive Chairman of the Company said, “The platform company we inaugurate today is financially and operationally strong and we believe it is strategically positioned for significant growth in the outdoor equipment and lifestyle markets.  Importantly, we are taking the necessary steps to transition the Company’s common stock to a listing with the NASDAQ.  This should provide greater visibility to the Company and benefit our investors with additional liquidity.  We are also excited to have now moved our headquarters to Salt Lake City and to seek to change our name to ‘Black Diamond Equipment’.”

The aggregate purchase consideration for both acquisitions was approximately $132.3 million, after closing adjustments.  Pursuant to the transactions, Clarus issued 4.2 million shares of unregistered common stock, subject to registration rights and selling restrictions.  In addition, Clarus issued $22.1 million in a seven year 5% subordinated note and entered into a new $35 million revolving credit agreement with Zions Bank.

The Company’s newly appointed President and Chief Executive Officer, Peter Metcalf, said, “Black Diamond has taken a contrarian path since rising from the Chouinard Equipment bankruptcy in 1989. In the last 20 years, we have boldly built innovative products that have advanced the sports we serve and created a culture that not only serves our customers but champions the causes that define their lives. The consummation of Black Diamond merging with Clarus and Gregory does not mark the end of the tenets that founded Black Diamond, but rather the strengthening and expansion of them. Corporate social responsibility is linked with our mandate as a public company to create value for our stockholders. We will expand selectively and deliberately in relevant markets and appropriate tiers of distribution. For Black Diamond, growth is not an end in itself, but is a means to accomplishing greater goals.”

The Company plans to file a Current Report on Form 8-K with the Securities and Exchange Commission no later than June 4, 2010 which will include pro forma financial information and historical financial statements of Black Diamond and Gregory as well as other information regarding the transactions and the Company.

In addition to the appointment of Mr. Metcalf as President, Chief Executive Officer and a Director of the Company, the Company announced several other management and director appointments.  Mr. Kanders continues as Executive Chairman of the Company and Mr. Robert Schiller, Vice Chairman of Gregory and former President, Chief Operating Officer and a Director of Armor Holdings, Inc., was appointed Executive Vice Chairman and a Director of the Company.  Mr. Robert Peay, Chief Financial Officer of Black Diamond, was appointed to serve in that role with the Company.

Additionally, Mr. Philip Duff and Mr. Michael Henning were appointed to the Board of Directors of the Company.  Mr. Duff, an original investor in and a Director of Black Diamond, served from 1994 to 1997 as the Chief Financial Officer of Morgan Stanley.  Mr. Henning, who will chair the Board’s Audit Committee, served in various capacities with Ernst & Young from 1961 to 2000, including Deputy Chairman from 1999 to 2000 and Vice Chairman of Tax Services from 1991 to 1993.

The Company also announced today that it has scheduled its 2010 Annual Meeting of Stockholders on August, 5, 2010. Following the conclusion of the Annual Meeting of Stockholders, the Company will sponsor a series of presentations and meetings for the institutional investment community.

In connection with the closing of the transactions, the Company expects that it will more likely than not be able to realize a significant portion of its approximately $88.9 million deferred tax asset and therefore will release the related portion of its valuation allowance.  As of March 31, 2010, the Company’s net operating loss (“NOL”) carryforwards were approximately $231 million.

Clarus’ common stock is subject to a Rights Agreement dated February 7, 2008, designed to assist in limiting the number of 5% or more owners and thus reduce the risk of a possible “change of ownership” under Section 382 of the Internal Revenue Code of 1986 as amended. Any such “change of ownership” under these rules would limit or eliminate the ability of Clarus to use its existing NOLs for federal income tax purposes.  There is no guaranty, however, that the Rights Agreement will achieve the objective of preserving the value of the NOLs.

About The Company

Clarus Corporation is a leading provider of outdoor equipment and lifestyle products. The Company’s principal brands are Black Diamond Equipment® and Gregory Mountain Products®.  The Company develops, manufactures and distributes a broad range of products including carabiners, protection devices, belay and rappel equipment, helmets, ropes, ice-climbing gear, backcountry gear, technical backpacks, high-end day packs, tents, trekking poles, gloves, skis, ski bindings and ski boots.  Headquartered in Salt Lake City, Utah, the Company has more than 475 employees worldwide, with ISO 9001 manufacturing facilities in Salt Lake City and southeast China, a distribution center in Germany and a sales and marketing office located outside Basel, Switzerland. For more information about us and our brands, please visit www.claruscorp.com, www.blackdiamondequipment.com, and www.gregorypacks.com.

CONTACT:
Warren B. Kanders
Executive Chairman
203-428-2000
wbkanders@claruscorp.com

Peter Metcalf
President and Chief Executive Officer
801-278-5552
peter@bdel.com

CONTACT:  ICR, Inc.
Investors:
James Palczynski
Principal and Director
203-682-8229
jp@icrinc.com

Media:
James McCusker
Vice President
203-682-8245
James.McCusker@icrinc.com

Bo Park
Managing Director
917-596-4353
bo.park@icrinc.com

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Clarus may use words such as “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” “will,” and similar expressions to identify forward-looking statements.  These forward-looking statements involve a number of risks, uncertainties and assumptions which are difficult to predict. Clarus cautions you that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Examples of forward-looking statements include, but are not limited to: (i) statements about the benefits of Clarus’ acquisitions of Black Diamond and Gregory, including future financial and operating results that may be realized from the acquisitions; (ii) statements of plans, objectives and expectations of Clarus or its management or Board of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements and other statements that are not historical facts.  Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to: (i) our ability to successfully integrate Black Diamond and Gregory; (ii) our ability to realize financial or operating results as expected; (iii) material differences in the actual financial results of the mergers compared with expectations, including the impact of the mergers on Clarus’ future earnings per share; (iv) economic conditions and the impact they may have on Black Diamond and Gregory and their respective customers or demand for products; (v) our ability to implement our acquisition growth strategy or obtain financing  to support such strategy; (vi) the loss of any member of our senior management or certain other key executives; (vii) our ability to utilize our net operating loss carry forward; and (viii) our ability to adequately protect our intellectual property rights.  Additional factors that could cause Clarus’ results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” section of Clarus’ filings with the Securities and Exchange Commission, including its latest annual report on Form 10-K and most recently filed Forms 8-K and 10-Q, which may be obtained at our web site at www.claruscorp.com or the Securities and Exchange Commission’s web site at www.sec.gov.  All forward-looking statements included in this press release are based upon information available to Clarus as of the date of this press release, and speak only as the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.